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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Aquila, Inc.

        We consent to the use of our reports with respect to the consolidated financial statements and all related financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting incorporated by reference herein and the reference to our firm under the heading "Experts" in the premium offer prospectus.

/s/ KPMG LLP

Kansas City, Missouri
June 30, 2005

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Consent of Independent Registered Public Accounting Firm